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                                                             EXHIBIT 10.6

                                                             Employee's Copy
                                                             Partnership's Copy

                             CAPITAL AUTOMOTIVE L.P.
                              EMPLOYMENT AGREEMENT

To DAVID S. KAY:

        This Agreement establishes the terms of your employment with Capital Automotive L.P., a Delaware limited partnership (the "Partnership"). It replaces your prior employment agreement with Capital Automotive REIT, a Maryland real estate investment trust (the "Company"), under which the Company assigned your agreement to the Partnership, and your prior employment agreement with the Partnership. You remain an employee of the Company, but your primary responsibility is as an employee of the Partnership.

EMPLOYMENT AND DUTIES            You and the Partnership agree to your
                                 employment with the Partnership and to your services as Vice President and Chief Financial
                                 Officer on the terms contained herein. In such position, you will report directly to the Company's Chief Executive Officer (the "CEO") and to the General Partner of the Partnership.
                                 You agree to perform whatever duties the Partnership may assign you from time to time, consistent with your position as a senior executive. During your employment, you agree to devote your full business time, attention, and energies to performing those duties (except as the Partnership otherwise agrees from time to time). You agree to faithfully serve the Partnership, to conform to and comply with the lawful and good faith directions and instructions given you by the Partnership, and to use your best efforts to promote and serve the interests of the Partnership. You agree to comply with the non-competition, secrecy, and other provisions of Exhibit A to this Agreement.

TERM Your employment under this Agreement begins as of January 1, 2001 (the "Effective Date") and ends on January 1, 2004, unless it is terminated sooner under this Agreement.

                                 The period running from the Effective Date to the date that the Agreement terminates as set forth in the preceding sentence is the "Term."

                                 Termination or expiration of this Agreement ends your employment but does not end your obligation to comply with Exhibit A.

COMPENSATION

        Salary and Bonus         The Partnership (or, in its discretion, the
                                 Company) will pay you an annual salary (the
                                 "Salary") for 2001 at the rate of not less than $195,000 in accordance with its payroll practices. Your target bonus for calendar year
                                 2001 will be $136,500. Each calendar year thereafter while you are employed under this Agreement, the Partnership or its Compensation
                                 Committee will review your Salary and target bonus and consider you for increases from the Partnership.

        Employee Benefits        While you are employed under this Agreement,
                                 the Partnership will provide you with the same benefits, including medical insurance coverage, as the Partnership makes generally available from time to time to the Partnership's employees, as those benefits are amended or terminated from time to time, and such other benefits as are commensurate with your position as a senior executive of a public company, including either a company automobile or an allowance for an automobile. Your participation in the Partnership's benefit plans will be subject to the terms


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                                 of the applicable plan documents and the
                                 Partnership's generally applied policies, and the Partnership in its sole discretion may from time to time adopt, modify, Benefits interpret, or discontinue such plans or policies.

PLACE OF EMPLOYMENT              Your principal place of employment will be at
                                 the Partnership's headquarters in the
                                 Washington metropolitan area (or such other offices as the Partnership may establish from time to time and to which it assigns you in its sole discretion). You understand and agree that you must travel from time to time for business reasons.

INDEMNIFICATION                  The Partnership will indemnify you to the
                                 fullest extent authorized by law if you are made a party to any action, suit, or proceeding, whether criminal, civil, administrative, or investigative, because you are or were a manager, officer, or employee of the Partnership or serve or served any other entity as a director, officer, or employee at the Partnership's request; provided, however, that you must repay the Partnership for any indemnification if the final determination of an arbitrator or a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that indemnification by the
                                 Partnership is not permissible under applicable law.

EXPENSES The Partnership will reimburse you for reasonable and necessary travel and other business-related expenses you incur for the Partnership in performing your duties under this Agreement. You must itemize and substantiate all requests for reimbursements. You must submit requests for reimbursement in accordance with the policies and practices of the Partnership and within 60 days after incurring the expense.

NO OTHER EMPLOYMENT              For so long as you are employed by the
                                 Partnership, you agree that you will not, directly or indirectly, provide services to any person or organization for which you receive compensation or otherwise engage in activities that would conflict or interfere significantly with the faithful performance of your duties to the Partnership without the Partnership's prior written consent. (This prohibition excludes any work performed at the Partnership's direction including any work for the Company.) You may manage your personal investments, as long as the management takes only minimal amounts of time and is consistent with the provisions of the No Competition Section in Exhibit A and is otherwise consistent with the policies and practices of the Partnership.

                                 You represent to the Partnership that you are not subject to any agreement, commitment, or policy of any third party that would prevent you from entering into or performing your duties under this Agreement, and you agree that you will not enter into any agreement or commitment or agree to any policy that would prevent or hinder your performance of duties and obligations under this Agreement, including Exhibit A.


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NO CONFLICTS OF INTEREST         You confirm that you have fully disclosed to
                                 the Partnership and the Company, to the best of your knowledge, all circumstances under which you, your spouse, and your relatives (including their spouses, children, and relatives) have or may have a conflict of interest with the Company or the Partnership. You further agree to fully disclose to the Partnership any such circumstances that might arise during the Term. You agree to fully comply with the Partnership's policy and practices relating to conflicts of interest.


NO PAYMENTS TO GOVERNMENTAL      You will neither pay nor permit payment of any
OFFICIALS                        remuneration to or on behalf of any
                                 governmental official other than payments required or permitted by applicable law.

TERMINATION                      Subject to the provisions of this section, the
                                 Partnership may terminate your employment, or you may resign, except that, if you voluntarily resign, you must provide the Partnership with 90 days' prior written notice (unless the Partnership has previously waived such notice in writing or authorized a shorter notice period).

        For Cause                The Partnership may terminate your employment
                                 for "Cause" if you:

                                         (i) engage in dishonesty that relates
                                         materially to the performance of
                                         services or any obligations under this
                                         Agreement, including Exhibit A;

                                         (ii) are convicted of, or plead guilty
                                         or no contest to, any misdemeanor
                                         (other than for minor infractions)
                                         involving fraud, breach of trust,
                                         misappropriation, or other similar
                                         activity or any felony;

                                         (iii) perform your duties under this
                                         Agreement in a grossly negligent
                                         manner; or

                                         (iv) willfully breach this Agreement,
                                         including Exhibit A, in a manner
                                         materially injurious to the
                                         Partnership. An act or omission is only
                                         "willful" if you acted in bad faith or
                                         without any reasonable belief that the
                                         action or omission was in the interests
                                         of the Partnership and consistent with
                                         your duties and obligations under this
                                         Agreement.

                                 Your termination for Cause under (i) and (ii) will be effective immediately upon the Partnership's mailing or transmission of such notice. Before terminating your employment for Cause under (iii) or (iv), the Partnership will specify in writing to you the nature of the act, omission, refusal, or failure that it deems to constitute Cause. The Partnership will give you the opportunity to correct the situation (and thus avoid termination for Cause under (iii) or (iv)). You must complete the correction within a reasonable period of time after the written notice to you, and the Partnership agrees to provide you no less than 15 days for such correction.


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        Without Cause            Subject to the provisions below under Payments
                                 on Termination, the Partnership may terminate your employment under this Agreement before the end of the Term without Cause.

        Good Reason              You may resign for Good Reason
                                 with 45 days' advance written notice as
                                 provided below. "Good Reason" means the
                                 occurrence, without your written consent, of any of the following circumstances:

                                       the Partnership's failure to perform or
                                       observe any of the material terms or
                                       provisions of this Agreement,

                                       the assignment to you of any duties
                                       inconsistent with, or any substantial
                                       diminution in, your employment status or responsibilities as in effect on the date of this Agreement,

                                       the Partnership's relocation of its
                                       headquarters to a location that would
                                       increase your commuting distance by more than 50 miles, based on your residence when this Agreement is executed, or a Change of Control, consisting of any
                                       one or more of the following events:

                                                a person, entity, or group
                                                (other than the Company, the
                                                Partnership, any subsidiary of
                                                either, any Company Group
                                                benefit plan, or any underwriter
                                                temporarily holding securities
                                                for an offering of such
                                                securities) acquires ownership
                                                of more than 40% of the
                                                undiluted total voting power of
                                                the Company's then-outstanding
                                                securities eligible to vote to
                                                elect members of the Board
                                                ("Company Voting Securities");

                                                consummation of a merger or
                                                consolidation of the Company
                                                into any other entity--unless
                                                the holders of the Company
                                                Voting Securities outstanding
                                                immediately before such
                                                consummation, together with any
                                                trustee or other fiduciary
                                                holding securities under a
                                                Company Group benefit plan, hold
                                                securities that represent
                                                immediately after such merger or
                                                consolidation more than 60% of
                                                the combined voting power of the
                                                then outstanding voting
                                                securities of either the Company
                                                or the other surviving entity or
                                                its parent; or

                                                the stockholders of the Company
                                                approve (i) a plan of complete
                                                liquidation or dissolution of
                                                the Company or (ii) an agreement
                                                for the Company's sale or
                                                disposition of all or
                                                substantially all the Company's
                                                assets, and such liquidation,
                                                dissolution, sale, or
                                                disposition is consummated.

                                 Even if other tests are met, a Change of Control has not occurred under any circumstance in which the Company files for bankruptcy protection or is reorganized following a bankruptcy filing.

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                                 You must give notice to the Partnership of your
                                 intention to resign for Good Reason within 30 days after the occurrence of the condition or event (within 24 months if the condition or event is a Change of Control) that you assert entitles you to resign for Good Reason. In that notice, you must specify the condition or event that you consider provides you with Good Reason and (except if the condition or event is a Change of Control) must give the Partnership an opportunity to cure the condition or event within 30 days after your notice. If the Partnership fails to cure the condition, your resignation will be effective on the 45th day after your notice (unless the Board has previously waived such notice period in writing or agreed to a shorter notice period).

                                 You will not be treated as resigning for Good Reason if the Partnership had Cause to terminate your employment as of the date of your notice of resignation.

        Disability               If you become "disabled" (as defined below),
                                 the Partnership may terminate your employment.
                                 If the Partnership terminates your employment because you become disabled or employment terminates because of your death, any unvested restricted shares and any phantom shares previously granted to you shall become Pro Rata
                                 Vested (as defined below). You are "disabled" if you are unable, despite whatever reasonable accommodations the law requires, to render services to the Partnership for more than 90 consecutive days because of physical or mental disability, incapacity, or illness. You are also disabled if you are deemed to be disabled within the meaning of the Partnership's long-term disability policy as then in effect.

        Death If you die during the Term, the Term will end as of the date of your death.

        Payments on              If the Partnership terminates your employment
        Termination              for or without Cause or because of disability
                                 or death or you resign, the Partnership will pay you any unpaid portion of your Salary pro-rated through the date of actual termination and any annual bonuses already determined by such date but not yet paid, reimburse any substantiated but unreimbursed business expenses, pay any accrued and unused vacation time (to the extent consistent with the Partnership's policies), and provide such other benefits as applicable laws or the terms of the benefits require. Except to the extent the law requires otherwise or as provided in the Vesting and Other Benefits section below or in your option agreement, restricted share agreement or phantom share agreement(s), neither you nor your beneficiary or estate will have any rights or claims under this Agreement or otherwise to receive severance or any other compensation, or to participate in any other plan, arrangement, or benefit, after such termination.



        Vesting and Other        In addition to the foregoing payments, if a
        Benefits on Termination  Change of Control occurs, the Partnership
        or Change of Control     terminates your employment without Cause, or
                                 you resign for Good Reason before the end of the Term:

                                        I.      all of the stock options and
                                                restricted shares held by you
                                                before your termination of
                                                employment or the Change of
                                                Control (whichever is
                                                applicable) will become fully
                                                vested; and


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                                        II.     all of the phantom shares
                                                credited to you before your
                                                termination of employment or the
                                                Change of Control (whichever is
                                                applicable) shall be deemed to
                                                have been credited for three (3)
                                                years for purposes of Section
                                                6.3 of the Capital Automotive
                                                Group Phantom Share Purchase
                                                Program; and

                                        III.    (a)  in the case of termination
                                                     without Cause or
                                                     resignation for Good
                                                     Reason, and provided that
                                                     you have not previously
                                                     received any benefit under
                                                     the following paragraph
                                                     III(b), the Partnership
                                                     will pay you an amount
                                                     equal to your Salary, as
                                                     then in effect, for 24
                                                     months in a single lump sum
                                                     as soon as practicable but
                                                     in any event no more than
                                                     90 days after termination;
                                                     or

                                                (b)  in the case of a Change of
                                                     Control, the Partnership
                                                     will pay you an amount
                                                     equal to 3 times the sum of
                                                     your annual Salary, as then
                                                     in effect, plus your most
                                                     recently established target
                                                     bonus, in a single lump sum
                                                     as soon as practicable but
                                                     in any event no more than
                                                     10 days after the Change of
                                                     Control; and

                                         IV.    the Partnership will pay the
                                                premium cost for you to receive
                                                any group health coverage the
                                                Partnership must offer you under
                                                Section 4980B of the Internal
                                                Revenue Code of 1986 (the
                                                "Code") for the period of such
                                                coverage; and

                                          V.    the Partnership will pay you, at
                                                the time the Partnership would
                                                otherwise pay your annual bonus,
                                                your pro rata share of the bonus
                                                for the year of your termination
                                                (or Change of Control), where
                                                the pro rata factor is based on
                                                days elapsed in such year until
                                                the date of termination (or
                                                Change of Control) over 365,
                                                less any portion of the bonus
                                                for such year already paid.

                                 You are not required to mitigate amounts payable under the Vesting and Other Benefits paragraphs by seeking other employment or otherwise; however, of the foregoing benefits, an amount equal to two hundred percent of your annual Salary is being provided as consideration for your compliance with the requirements of Exhibit A. Consequently, you agree to return such amount if you fail to comply with Exhibit A.

                                 Expiration of this Agreement, whether because of notice of non-renewal or otherwise, does not constitute termination without Cause nor is it grounds for resignation with Good Reason.

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                                 In addition to the foregoing, if this
                                 Employment Agreement is not renewed by the Partnership on or before January 1, 2004, and the Partnership at any time thereafter terminates your employment without Cause or you resign for Good Reason, (i) any unvested restricted shares granted prior to or during the Term and held by you before your termination of employment will become vested to the extent of the ratio of the number of days that you have been employed by the Partnership or the Company since the date they were granted and the total number of days of employment otherwise required for them to fully vest (determined separately for each grant), and
                                 (ii) all of the phantom shares granted prior to or during the Term and credited to you before your termination of employment will be deemed to have been credited for three (3) years for the purposes of Section 6.3 of the Capital Automotive Group Phantom Share Purchase Program to the extent of the ratio of the number of days that you have been employed by the Partnership or the Company since the date they were granted and the three (3) years of employment otherwise required for them to fully vest for purposes of that section (determined separately for each grant). The pro rata vesting and crediting referenced in (i) and
                                 (ii) in the foregoing sentence are referred to herein as "Pro Rata Vested."

        Internal Revenue Code    If you become entitled to any benefits under
        Section 280G             this Agreement (the "Agreement Benefits"), and
                                 any of those benefits will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Partnership will pay to you an additional amount (the "Gross-up
                                 Payment") such that the net amount retained by you, after deduction of any Excise Tax on the total benefits received by you and any federal, state and local income tax and Excise Tax on the Gross-up Payment provided for by this section, but before deduction for any federal, state or local income tax on the Agreement
                                 Benefits, will be equal to the total benefits that you would have received had the Excise Tax not been applicable and the Gross-up Payment not paid. Notwithstanding the foregoing, you and the Partnership agree to in good faith take any reasonable actions, at no cost to either party, to minimize or avoid application of the Excise Tax.

ASSIGNMENT                       The Partnership may assign or otherwise
                                 transfer this Agreement and any and all of its rights, duties, obligations, or interests under it to:

                                         the Company or any of the affiliates or
                                         subsidiaries of the Company or

                                         the Partnership or to any business
                                         entity that at any time by merger,
                                         consolidation, or otherwise acquires
                                         all or substantially all of the
                                         Company's stock or assets or the
                                         partnership units or assets of the
                                         Partnership or to which the Company or
                                         the Partnership transfers all or
                                         substantially all of its assets.

                                 Upon such assignment or transfer, any such business entity will be deemed to be substituted for the Partnership for all purposes. Assignment or transfer does not constitute termination without Cause nor is it grounds for resignation with Good Reason absent the occurrence of a Change of Control. This Agreement binds the Partnership, its successors or assigns, and your heirs and the personal representatives of your estate. Without

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                                 the Partnership's prior written consent, you
                                 may not assign or delegate this Agreement or any or all rights, duties, obligations, or interests under it.

SEVERABILITY                     If the final determination of an arbitrator or
                                 a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision of this Agreement, including any provision of Exhibit A, is invalid or unenforceable, the remaining terms and provisions will be unimpaired, and the invalid or unenforceable term or provision will be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

AMENDMENT; WAIVER                Neither you nor the Partnership may modify,
                                 amend, or waive the terms of this Agreement other than by a written instrument signed by you and a duly authorized representative of the General Partner of the Partnership. Either party's waiver of the other party's compliance with any provision of this Agreement is not a waiver of any other provision of this Agreement or of any subsequent breach by such party of a provision of this Agreement.

WITHHOLDING                      The Partnership will reduce its compensatory
                                 payments to you for withholding and FICA taxes, and any other withholdings and contributions required by law.

THIRD PARTY BENEFICIARY          You understand and agree that the Company is a
                                 third party beneficiary of this Agreement.

GOVERNING LAW                    The laws of the Commonwealth of Virginia (other
                                 than its conflict of laws provisions) govern this Agreement.

NOTICES Notices must be given in writing by personal delivery, by certified mail, return receipt requested, by telecopy, or by overnight delivery. You should send or deliver your notices to the Partnership's headquarters. The Partnership will send or deliver any notice given to you at your address as reflected on the Partnership's personnel records. You and the Partnership may change the address for notice by like notice to the others. You and the Partnership agree that notice is received on the date it is personally delivered, the date it is received by certified mail, the date of guaranteed delivery by the overnight service, or the date the fax machine confirms receipt.

PAYMENTS AND BENEFITS UPON       If, at the time of your death, the Partnership
DEATH                            owes you any payments or other benefits as a
                                 result of termination of your employment, resignation, a Change of Control, or your Disability, all of those payments and benefits shall become due and payable to your estate to the same extent, at the same times, and subject to the same terms as they would have been due and payable to you but for your death. Further, any payments or other benefits that become due on accountof your death shall be paid to your estate.


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LEGAL FEES                       If a claim is asserted for breach of any
                                 provision of this Agreement, you will be entitled to recover your reasonable attorney's fees and expenses if you prevail.

ARBITRATION                      Any disputes between the Partnership and you in
                                 any way concerning your employment, the
                                 termination of your employment, this Agreement or its enforcement shall be submitted at the initiative of either party to binding arbitration in the Washington Metropolitan area before a single arbitrator pursuant to the Rules for Resolution of Employment Disputes of the American Arbitration Association, or its successor, then in effect. The decision of the arbitrator shall be rendered in writing, shall be final, and may be entered as a judgment in any court in the Commonwealth of Virginia. The
                                 Partnership and you each irrevocably consents to the jurisdiction of the federal and state courts located in Virginia for this purpose.
                                 Each party shall be responsible for its or his own costs incurred in such arbitration and in enforcing any arbitration award, including attorney's fees, provided, however, that you will be entitled to recover your reasonable attorney's fees and expenses if you prevail.
                                 Notwithstanding the foregoing, the Partnership, in its sole discretion, may bring an action in any court of competent jurisdiction to seek injunctive relief and such other relief as it shall elect to enforce your obligations in Exhibit A.

SUPERSEDING EFFECT               This Agreement supersedes any prior oral or
                                 written employment or severance agreements between you and the Company or the Partnership.
                                 This Agreement supersedes all prior or
                                 contemporaneous negotiations, commitments, agreements, and writings with respect to the subject matter of this Agreement. All such other negotiations, commitments, agreements, and writings will have no further force or effect; and the parties to any such other negotiation, commitment, agreement, or writing will have no further rights or obligations thereunder.


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

If you accept the terms of this Agreement, please sign in the space indicated below. We encourage you to consult with any advisors of your choosing.

                                      CAPITAL AUTOMOTIVE L.P.

                                      General Partner:

                                      CAPITAL AUTOMOTIVE REIT, a Maryland real
                                         estate investment trust



                                      By:  /s/ THOMAS D. ECKERT
                                          -----------------------------------

                                      Its:  President & CEO
                                          -----------------------------------


                                      SEEN & AGREED TO:

                                      CAPITAL AUTOMOTIVE REIT



                                      By:  /s/ THOMAS D. ECKERT
                                          -----------------------------------

                                      Its:  President & CEO
                                          -----------------------------------

I accept and agree to the terms of employment set forth in this Agreement:

/s/ DAVID S. KAY
-------------------------------
David S. Kay

Dated: February 28, 2001
      -------------------------


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


                                                   EXHIBIT A

NO COMPETITION                   In consideration of your employment by the
                                 Partnership and salary and benefits under this Agreement, during the term of your employment, and except as set forth below, until the date two years after your employment with the Company, the Partnership, or their successors, assigns, affiliates, or subsidiaries
                                 (collectively, the "Company Group") ends for any reason (the "Restricted Period"), you agree as follows:

                                 The Company is a real estate investment trust formed to acquire real properties owned by automobile dealerships and other automotive-related businesses and lease the properties to such businesses. You will not, directly or indirectly, promote, be employed by, lend money to, invest in, or engage in any Competing Business within the Market Area. That prohibition includes, but is not limited to, acting, either singly or jointly or as agent for, or as an employee of or consultant to, any one or more persons, firms, entities, or corporations directly or indirectly (as a director, independent contractor, representative, consultant, member, or otherwise) that constitutes such a Competing Business. You may own up to 3% of the outstanding capital stock of any corporation that is actively publicly traded without violating this No Competition covenant. This covenant does not preclude you from being employed by any automobile dealership or dealership group or other automotive-related business that is a lessee or prospective lessee of properties the Company or the Partnership holds or is actively considering acquiring.

                                 If, during the Restricted Period, you are offered and want to accept employment with a business that engages in activities similar to the Company's or the Partnership's, you will inform the Partnership in writing of the identity of the business, your proposed duties with that business, and the proposed starting date of that employment. You will also inform that business of the terms of this Exhibit A. The Partnership will analyze the proposed employment and make a good faith determination as to whether it would threaten the Partnership's legitimate competitive interests. If the Partnership determines that the proposed employment would not pose an unacceptable threat to its interests, the Partnership will notify you that it does not object to the employment.

                                 You acknowledge that, during the portion of the Restricted Period that follows your employment, you may engage in any business activity or gainful employment of any type and in any place except as described above. You acknowledge that you will be reasonably able to earn a livelihood without violating the terms of this Agreement.

                                 You understand and agree that the rights and obligations set forth in this No Competition Section will continue for two years from the date of termination of this Agreement and your employment with the Partnership or the Company Group.


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DEFINITIONS

               Competing         Competing Business means any service or
               Business          financial product of any person or organization
                                 other than the Company Group, in existence or then under development, that competes or could potentially compete, directly or indirectly, with any service or financial product of the Company Group upon which or with which you have worked for the Partnership or the Company Group or about which you acquire knowledge while working for the Partnership or the Company
                                 Group. Competing Business includes any
                                 enterprise engaged in the formation or
                                 operation of real estate investment trusts or other entities that invest primarily in automobile dealership or automotive-related properties or provide real estate financing to automobile dealerships or automotive-related businesses. Competing Business excludes real estate investment trusts and similar entities that do not engage in activities related to automotive dealerships or automotive-related businesses.

               Market Area       The Market Area consists of the United States.

NO INTERFERENCE;                 During the Restricted Period, you agree that
NO SOLICITATION                  you will not, directly or indirectly, whether
                                 for yourself or for any other individual or entity (other than the Partnership or its affiliates or subsidiaries), intentionally solicit or endeavor to entice away from the Company Group:

                                         any person whom the Company Group
                                         employs (other than as your personal
                                         secretary) or otherwise engages to
                                         perform services as a consultant or
                                         sales representatives; or

                                         any person or entity who is, or was,
                                         within the Restricted Period, a
                                         contractor or subcontractor of the
                                         Company Group known to you or a lessee
                                         or prospective lessee of properties the
                                         Company Group holds or is actively
                                         considering acquiring.
SECRECY

        Preserving Company       Your employment with the Partnership under and,
        Confidences              if applicable, before this Agreement has given
                                 and will give you Confidential Information (as defined below). You acknowledge and agree that using, disclosing, or publishing any
                                 Confidential Information in an unauthorized or improper manner could cause the Partnership or Company Group substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate.
                                 Accordingly, you agree with the Partnership that you will not at any time, except in performing your employment duties to the Partnership or the Company Group under this Agreement (or with the Partnership's prior written consent), directly or indirectly, use, disclose, or publish, or permit others not so authorized to use, disclose, or publish any Confidential Information that you may learn or become aware of, or may have learned or become aware of, because of your prior or continuing employment, ownership, or association with the Partnership or the Company Group or any of their predecessors, or use any such information in a manner detrimental to the interests of the Partnership or the Company Group.

        Preserving Others'       You agree not to use in working for the Company
        Confidences              Group and not to disclose to the Company Group
                                 any trade secrets or other information you do not have the right to use or disclose and that the Company Group is not free to use without liability of any kind. You agree to promptly inform the Partnership in writing of any patents, copyrights, trademarks, or other proprietary rights known to you that the Partnership or the Company Group might violate because of information you provide.

        Confidential Information "Confidential Information" includes, without limitation, information the Partnership or the Company Group has not previously disclosed to the public or to the trade with respect to the Partnership's or the Company Group's present or future business, operations, services, products, research, inventions, discoveries, drawings, designs, plans, processes, models, technical information, facilities, methods, trade secrets, copyrights, software, source code, systems, patents, procedures, manuals, specifications, any other intellectual property, confidential reports, price lists, pricing formulas, customer lists, financial information (including the revenues, costs, or profits associated with any of the Partnership's or the Company Group's products or services), business plans, lease structure, projections, prospects, opportunities or strategies, acquisitions or mergers, advertising or promotions, personnel matters, legal matters, any other confidential and proprietary information, and any other information not generally known outside the Partnership or the Company Group that may be of value to the Partnership or the Company Group but excludes any information already properly in the public domain. "Confidential Information" also includes confidential and proprietary information and trade secrets that third parties entrust to the Partnership or the Company Group in confidence.


                                 You understand and agree that the rights and obligations set forth in this Secrecy Section will continue indefinitely and will survive termination of this Agreement and your employment with the Partnership or the Company Group.

EXCLUSIVE PROPERTY               You confirm that all Confidential
                                 Information is and must remain the exclusive property of the Partnership or the relevant member of the Company Group. All business records, business papers, and business documents you keep or make in the course of your employment by the Partnership relating to the Partnership or any member of the Company
                                 Group must be and remain the property of the Partnership or the relevant member of the Company Group. Upon the termination of this Agreement with the Partnership or upon the Partnership's request at any time, you must promptly deliver to the Partnership or to the relevant member of the Company Group any Confidential Information or other materials
                                 (written or otherwise) not available to the public or made available to the public in a manner you know or reasonably should recognize the Partnership did not authorize, and any copies, excerpts, summaries, compilations, records and documents you made or that came into your possession during your employment.
                                 You agree that you will not, without the Partnership's consent, retain copies, excerpts, summaries or compilations of the foregoing information and materials. You understand and agree that the rights and obligations set forth in this Exclusive Property Section will continue indefinitely and will survive termination of this Agreement and your employment with the Company Group.

MAXIMUM LIMITS                   If any of the provisions of Exhibit A are ever
                                 deemed to exceed the time, geographic area, or activity limitations the law permits, you and the Partnership agree to reduce the limitations to the maximum permissible limitation, and you and the Partnership authorize a court or arbitrator having jurisdiction to reform the provisions to the maximum time, geographic area, and activity limitations the law permits.

INJUNCTIVE RELIEF                Without limiting the remedies available to the
                                 Partnership, you acknowledge:

                                         that a breach of any of the covenants
                                         in this Exhibit A may result in
                                         material irreparable injury to the
                                         Partnership and Company Group for which
                                         there is no adequate remedy at law; and

                                         that it will not be possible to measure
                                         damages for such injuries precisely.

                                 You agree that, if there is a breach or
                                 threatened breach, the Partnership or any member of the Company Group will be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining you from engaging in activities prohibited by any provisions of this Exhibit A or such other relief as may be required to specifically enforce any of the covenants in this Exhibit A.



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